EXHIBIT 23.01


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56429) pertaining to the Federated Investors, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-62471) pertaining to the Federated Investors, Inc. 1998 Stock Incentive Plan of our report dated January 23, 2001, with respect to the consolidated financial statements of Federated Investors, Inc. incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000.

                                        /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 19, 2001